UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

 Date of report (Date of earliest event reported):  February 3, 2013

PhotoMedex, Inc.
 (Exact Name of Registrant Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-11635 (Commission File Number)	59-2058100 (I.R.S. Employer Identification No.)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    215-619-3600

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, Dr. Nahum Melumad, audit committee chairman for PhotoMedex, Inc. (NasdaqGS and TASE: PHMD, the “Company”), passed away recently. With his passing, the Company’s audit committee has less than the minimum number of participants as required by The Nasdaq Stock Market (“Nasdaq”).  At its upcoming board meeting on February 27, 2014, the Company’s Board of Directors intends to nominate and appoint an additional outside director who will qualify to serve on the audit committee and permit the Company to regain compliance with Nasdaq’s listing rules.

In connection with these changes, on February 3, 2014 the Company received the attached written notification (the “Notice”) from Nasdaq that, due to Dr. Melumad’s passing, the Company no longer complies with Nasdaq’s audit committee requirements as set forth in Listing Rule 5605.  Nasdaq has provided the Company with a period of time in which to regain compliance with that Listing Rule.  That period runs until the earlier of the Company’s next annual shareholders’ meeting or January 15, 2015.  If the next annual shareholders’ meeting is held before July 14, 2014, then the Company must comply no later than July 14, 2014.  Should the Company fail to regain compliance with Nasdaq’s Listing Rule, then Nasdaq will provide written notification to the Company that its securities will be delisted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date:	February 7, 2014	By:	/s/ Dolev Rafaeli
Dolev Rafaeli
Chief Executive Officer